                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of


Syntel Software Private Limited:



     We consent to the inclusion in this registration statement on Form S-1 of Syntel Inc. of our report dated July 14, 1997, on our audit of the financial statements of Syntel Software Private Limited. We also consent to the reference to our firm under the caption "Experts."



H. H. SACHDE & CO.



Gondal, India


July 14, 1997